                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        CarrAmerica Realty Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                         CarrAmerica Realty Corporation

                              1850 K Street, N.W.
                             Washington, D.C. 20006


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 4, 2000

To Our Stockholders:

     The 2000 annual meeting of stockholders of CarrAmerica Realty Corporation will be held on Thursday, May 4, 2000, beginning at 9:30 a.m., Eastern Daylight Savings Time, at The Willard Inter-Continental Hotel, 1401 Pennsylvania Avenue, N.W., Washington, D.C. 20004. At the meeting, stockholders will act on the following matters:

     1. Election of three directors to serve terms expiring in 2003;

     2. Consideration and action upon a stockholder proposal relating to the instatement of the election of directors annually; and

     3. Any other business that properly comes before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 9, 2000 will be entitled to vote at the meeting or any adjournments thereof.

IF YOU PLAN TO ATTEND:

     Please note that space limitations make it necessary to limit attendance to stockholders only. Registration will begin at 8:30 a.m., and seating will be available at approximately 9:00 a.m. Cameras and recording devices will not be permitted at the meeting. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

WHETHER OR NOT YOU EXPECT TO ATTEND:

     Whether or not you expect to attend the annual meeting, you are urged to sign and date the enclosed proxy, which is being solicited on behalf of the Board of Directors, and return it promptly in the enclosed envelope.

                              By Order of the Board of Directors,


                              /s/ Linda A. Madrid
                              Linda A. Madrid
                              Corporate Secretary

                         CarrAmerica Realty Corporation

                              1850 K Street, N.W.
                             Washington, D.C. 20006



                            ----------------------
                                PROXY STATEMENT
                            ----------------------



     This Proxy Statement contains information related to the solicitation of proxies for use at the 2000 annual meeting of stockholders of CarrAmerica Realty Corporation, a Maryland corporation (the ``Company"), to be held on Thursday, May 4, 2000, at 9:30 a.m., Eastern Daylight Savings Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made on behalf of the Board of Directors of the Company. This Proxy Statement, the enclosed form of proxy, and the 1999 Annual Report to Stockholders are being mailed to stockholders beginning on or about March 31, 2000.

     Stockholders Entitled to Vote. Only holders of record of common stock of the Company at the close of business on March 9, 2000 are entitled to receive notice of the annual meeting and to vote the shares of common stock held by them on that date at the meeting. The Company's common stock constitutes the only class of securities entitled to vote at the meeting. Each share of common stock entitles its holder to cast one vote on each matter on which a vote may be taken. At the close of business on March 9, 2000, there were 67,026,489 shares of the Company's common stock outstanding.

     Quorum. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the Company's common stock outstanding on March 9, 2000 will constitute a quorum, permitting the stockholders to conduct business at the meeting. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal) will be included in the calculation of the number of shares considered to be present at the meeting.

     Voting. If the accompanying proxy card is properly signed and returned to the Company (and not revoked), it will be voted as directed by the stockholder. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR the election of all nominees for the Board of Directors named herein, AGAINST instatement of the election of directors annually and as recommended by the Board of Directors with regard to any other matters, or, if no recommendation is given, in their own discretion.

     Revocation of a Proxy. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person who executed the proxy attends the meeting in person and so requests. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)

     Board of Directors

     The Board of Directors of the Company is divided into three classes, with one-third of the directors scheduled to be elected by the stockholders annually.
C. Ronald Blankenship, A. James Clark and Timothy Howard have been nominated by the Board of Directors for election as directors at the 2000 annual meeting of stockholders to fill terms expiring at the 2003 annual meeting of stockholders. If elected, the nominees will hold office until the expiration of their terms and until their successors are elected and qualified.

     Nominees for Election to Terms Expiring in 2003

     C. Ronald Blankenship, 50, has been a director of the Company since August 1998. Mr. Blankenship was nominated to the Board as a designee of Security Capital U.S. Realty ("SC-USREALTY"), a major stockholder of the Company. Mr. Blankenship has been the Vice Chairman and Chief Operating Officer of Security Capital Group Incorporated, an affiliate of SC-USREALTY, since 1998. Previously, he was Managing Director of Security Capital Group Incorporated from 1991 to 1998. Mr. Blankenship is a director of Security Capital Group Incorporated and Storage USA, Inc. He received his B.B.A. from the University of Texas at Austin. Mr. Blankenship is a member of the Executive Compensation Committee of the Board of Directors.

     A. James Clark, 72, has been a director of the Company since February 1993. He has been Chairman of the Board and President of Clark Enterprises, Inc., a Bethesda, Maryland-based company involved in real estate, communications, and commercial and residential construction, since 1972. Mr. Clark is a Trustee Emeritus of the Johns Hopkins University and the Johns Hopkins Board of Medicine. He is an Advisory Director of Potomac Electric Power Company. Mr. Clark is also a member of the PGA Tour Golfcourse Properties Advisory Board. An alumnus of the University of Maryland, Mr. Clark is a member of the University's Board of Visitors and the school's Foundation. Mr. Clark is a member of the Executive Committee, the Executive Compensation Committee, the Investment Committee and the Nominating Committee of the Board of Directors.

     Timothy Howard, 51, has been a director of the Company since August 1998. Mr. Howard has been the Executive Vice President and Chief Financial Officer of Fannie Mae since 1990. Mr. Howard has held positions of increasing responsibility with Fannie Mae since beginning with the company in 1982. Mr. Howard received his Bachelor of Science and Masters in Economics degrees from UCLA. He is a member of the Audit Committee and Executive Compensation Committee of the Board of Directors.

     Incumbent Directors--Terms Expiring in 2001

     Thomas A. Carr, 41, has been President and a director of the Company since February 1993. In May 1997, Mr. Carr was elected Chief Executive Officer of the Company, at which time he resigned as Chief Operating Officer of the Company, a position he had held since April 1995. Prior to that time, Mr. Carr had been the Company's Chief Financial Officer since February 1993. Mr. Carr is a director of The Oliver Carr Company. He holds a Masters in Business Administration degree from Harvard Business School, and a Bachelor of Arts degree from Brown University. Mr. Carr is a member of the National Association of Real Estate Investment Trusts; the Young Presidents Organization; the Federal City Council; and the International Development Research Council. Mr. Carr is the son of Oliver T. Carr, Jr., the Chairman of the Board of Directors of the Company. He is a member of the Investment Committee and the Executive Committee of the Board of Directors.

     Caroline S. McBride, 46, has been a director of the Company since July 1996. Ms. McBride was nominated to the Board of Directors as a designee of SC-USREALTY. Since June 1996, Ms. McBride has been a Managing Director of the Capital Division of Security Capital Group. Prior thereto, from July 1978 to May 1996, Ms. McBride was with IBM, where she was director of private market investments for the IBM Retirement Fund from 1994 to 1996 and director of real estate investments for the IBM Retirement Fund from 1992 to 1994. Ms. McBride is on the Board of Directors of Storage USA, Inc. Ms. McBride received her Masters in Business Administration degree from New York University and a Bachelor of Arts degree from Middlebury College. Ms. McBride is a member of the Investment Committee of the Board of Directors.

     Wesley S. Williams, Jr., 57, has been a director of the Company since February 1993. Mr. Williams has been a partner of the law firm of Covington & Burling, Washington, D.C., since 1975. He was adjunct professor of real estate finance law at Georgetown University Law Center from 1971 to 1973 and is a contributing author to several texts on banking law and on real estate finance and investment. Mr. Williams is on the Editorial Advisory Board of the District of Columbia Real Estate Reporter. Mr. Williams serves as a director of Blackstar Communications, Inc.; Blackstar LLC; and the Federal Reserve Bank of Richmond, Virginia. Mr. Williams is Co-Chairman of the Board of Directors and Co-CEO of Lockhart Caribbean Corporation and its real estate, insurance, consumer finance, internet services and media subsidiaries. Mr. Williams is a member of the Executive Committee of the Board of Trustees of Penn Mutual Life Insurance Company, of which he is the Senior Trustee. He received B.A. and J.D. degrees from Harvard University, an M.A. degree from the Fletcher School of Law and Diplomacy and an LL.M. from Columbia University. Mr. Williams is a member of the Executive Compensation Committee and the Audit Committee of the Board of Directors.

     Incumbent Directors--Terms Expiring in 2002

     Andrew F. Brimmer, 73, has been a director of the Company since February 1993. He has been President of Brimmer & Company, Inc., an economic and financial consulting firm, since 1976. Dr. Brimmer is the Wilmer D. Barrett Professor of Economics at the University of Massachusetts--Amherst. He also serves as a director of BlackRock Investment Income Trust, Inc. (and other funds) and Borg-Warner Automotive, Inc. From 1995 to 1998, Dr. Brimmer served as chairman of the District of Columbia Financial Control Board. He also was a member of the Board of Governors of the Federal Reserve System from 1966 to 1974. Dr. Brimmer received a B.A. degree and a masters degree in economics from the University of Washington and a Ph.D. in economics from Harvard University. Dr. Brimmer is a member of the Audit Committee of the Board of Directors.

     Oliver T. Carr, Jr., 74, has been Chairman of the Board of Directors of the Company since February 1993. He also served as Chief Executive Officer of the Company from 1993 to 1997. Mr. Carr founded The Oliver Carr Company in 1962 and since that time has been its Chairman of the Board and a director. In addition, Mr. Carr has served as President of The Oliver Carr Company since February 1993. He was Chairman of the Board of Trustees of The George Washington University from July 1988 until May 1995. Mr. Carr is the father of Thomas A. Carr, the Company's current President and Chief Executive Officer. Mr. Carr is a member of the Investment Committee and Executive Committee of the Board of Directors.

     William D. Sanders, 58, has been a director of the Company since May 1996. Mr. Sanders was nominated to the Board as a designee of SC-USREALTY. He is the founder and Chairman of Security Capital Group. Mr. Sanders retired on December 31, 1989 as Chief Executive Officer of LaSalle Partners Limited, a firm he founded in 1968. Mr. Sanders is on the Board of Directors of Security Capital European Realty, SC-USREALTY, and Storage USA, Inc. Mr. Sanders is a former trustee and member of the executive committee of the University of Chicago and a former trustee fellow of Cornell University. Mr. Sanders received his Bachelor of Science degree from Cornell University. He is a member of the Nominating Committee of the Board of Directors.

     Committees of the Board of Directors; Meetings

     Among the committees of the Board of Directors are a standing Audit Committee, Executive Compensation Committee, Nominating Committee, Executive Committee and Investment Committee. The functions performed by these committees are described below.

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees of the independent public accountants, and reviews the adequacy of the Company's internal accounting controls. The Board of Directors of the Company has adopted a written charter for the Audit Committee. The Audit Committee met five times in 1999.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal year 1999 with the Company's management, and also has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61"). The Audit Committee has received both the written disclosures required by SAS 61 and independence matters required by Independence Standards Board Standard No. 1. Based on the foregoing, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company for fiscal year 1999 be included in the Company's Annual Report on Form 10-K filed with the SEC on March 27, 2000. The Audit Committee consists of Messrs. Brimmer, Howard and Williams. All of the members of the Audit Committee are independent of the Company (as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards).

     Executive Compensation Committee. The Executive Compensation Committee is comprised entirely of non-employee directors, and is responsible for implementing and/or recommending to the Board of Directors compensation policies applicable to the Company's executive officers and for monitoring compliance with such policies. The Committee determines the Chief Executive Officer's compensation and approves compensation recommendations for the other executive officers of the Company upon the recommendation of the Chief Executive Officer. It also administers the Company's employee stock option plan. The Executive Compensation Committee met four times in 1999.

     Nominating Committee. The Nominating Committee was established to consider and make recommendations to the Board of Directors regarding nominees for election as members of the Board of Directors. In addition, the Nominating Committee has the authority to review and approve compensation, benefits and other forms of remuneration for non-employee directors. The Nominating Committee is willing to consider nominees recommended by stockholders. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Section 3.11 of the Company's by-laws. The Nominating Committee did not meet in 1999.

     Executive Committee. The Executive Committee may exercise the full authority of the Board of Directors, except that the Executive Committee may not amend the Company's charter or by-laws, adopt a plan of merger or consolidation, recommend to stockholders the sale or lease of all or substantially all of the Company's assets, elect directors, elect or remove officers or establish compensation for executive officers. The Executive Committee did not meet in 1999, but took action by unanimous written consent once.

     Investment Committee. The Investment Committee has the authority to approve and authorize expenditures, agreements and other actions relating to the acquisition and/or disposition of assets by the Company, the incurrence of indebtedness by the Company or other encumbrances on the assets of the Company or other matters treated as capital items and involving less than $100,000,000 for any single transaction or series of related transactions, so long as such matters are consistent with the annual budget (as to amount and type of transaction). The Investment Committee met six times during 1999.

     The Board of Directors held six meetings during 1999 and took action by unanimous written consent once. None of the directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors held during the period he or she served on the Board and the number of meetings of committees of the Board of Directors on which he or she served during the period of service in 1999.

     Compensation of Directors

     The Company pays an annual retainer of $20,000 to directors who are not employees of the Company. The Company also pays each non-employee director a fee (plus out-of-pocket expenses) for attendance (in person or by telephone) at each meeting of the Board of Directors and committee meeting held on a non-Board meeting day. The Board of Directors meeting fee is $1,000 and the committee meeting fee is $500. In addition, the chairman of each committee receives an additional annual fee of $1,000.

     The Company also compensates its directors through its 1995 Non-Employee Director Stock Option Plan (the "1995 Plan") and its 1997 Stock Option and Incentive Plan (the "1997 Plan"). The 1995 Plan provides for the grant of 3,000 options to purchase shares of common stock of the Company upon a non-employee director's initial election to the Board. In addition, under the 1995 Plan each continuing non-employee director receives a grant of options to purchase 7,500 shares of the Company's common stock immediately following the election of directors at each annual meeting of the Company's stockholders. Pursuant to an amendment approved by the stockholders of the Company at the 1999 Annual Meeting, both employee directors and non-employee directors are eligible to receive grants under the 1997 Plan, which grants are provided at the discretion of the Company's Executive Compensation Committee.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based on the Company's review of the copies of such forms it has received and on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, the Company believes that its executive officers, directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 1999.

     Vote Required and Recommendation

     When a quorum is present, the affirmative vote of a majority of the votes present at the annual meeting will be required for the election of directors. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions or broker non-votes as to the election of directors will have the effect of a vote against the election of the candidates.

     The Board of Directors of the Company recommends a vote FOR the candidates named in this Proxy Statement as directors to hold office until the expiration of the terms for which they have been nominated and until their successors are elected and qualified. Should any one or more of these nominees become unable to serve for any reason before the annual meeting, the Board of Directors may designate a substitute nominee or nominees, in which event the persons designated as proxy holders on the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of members of the Board of Directors.

                        STOCKHOLDER PROPOSAL RELATING TO
                          INSTATEMENT OF THE ELECTION
                             OF DIRECTORS ANNUALLY
                                  (Proposal 2)

     Mrs. Evelyn Y. Davis, 2600 Virginia Ave., N.W., Suite 215, Washington, DC 20037, holding 200 shares of the Company's common stock, has given notice of her intention to propose the following resolution at the 2000 Annual Meeting of
Stockholders:

"RESOLVED: "That the stockholders of Carr America [sic] recommend that the Board of Directors take the necessary steps to instate the election of directors ANNUALLY, instead of the stagger system which was recently adopted."

     The following statement has been submitted by Mrs. Davis in support of the resolution:

     "The great majority of New York Stock Exchange listed corporations elect all of their directors each year.

     This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

     If you AGREE, please mark your proxy FOR this resolution."

                   _________________________________________

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 2.

     The Company's current system of electing directors to staggered three-year terms has been in place since the Company completed the initial public offering of its common stock in February 1993. Under this method, currently one-third of the directors are elected annually by the Company's stockholders, dividing the Board of Directors into three equal classes.

     The Board of Directors believes that this board classification provides the Company and its stockholders with significant continuity and stability, factors which are of vital importance to the Company's business. At all times, the Company benefits from having at least two-thirds of the Board of Directors experienced with the Company's long-term business strategy and operations. This enables the Board of Directors to build on past experience and plan for a reasonable time into the future. Board classification provides an effective balance between the need for continuity and experience on the Board and the need for revalidation of the stockholder mandate through the election process.

     The Board believes that directors elected to a classified Board are no less accountable to stockholders than they would be if elected annually. Directors are continually accountable to stockholders by virtue of state law fiduciary duties and their ongoing legal obligations to serve the best interests of all stockholders. Accountability is not affected by the length of a director's term.

     In addition, the classified Board is intended to encourage persons who may seek to acquire control of the Company to initiate such action through negotiations with the Board. At least two meetings of the stockholders would generally be required to replace a majority of the Board. Board classification reduces the risk to the Company and its stockholders of the uncertainty and instability resulting from a precipitous change in the majority control of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors would give the

Board sufficient time to review any takeover proposal, study appropriate alternatives and achieve the best results for all stockholders. The Board believes that although a classified board enhances the ability to negotiate favorable terms with a proponent of an unfriendly or unsolicited proposal, it does not necessarily discourage takeover offers.

     Adoption of this proposal would not in itself eliminate the classified Board. The proposal simply recommends that the Board of Directors take steps to instate the election of directors annually. Further action by the stockholders would be necessary to amend the By-laws of the Company with a vote of a majority of the votes cast at a stockholders meeting at which a quorum is present.

     Finally, the Board notes that a similar proposal regarding declassification of the Board of Directors was not approved by the stockholders of the Company at the 1996 annual meeting of the Company.

     The Board believes that a classified Board is in the best interests of the stockholders of the Company and that stockholders should oppose efforts to eliminate it.


                        _______________________________

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 2.

                             EXECUTIVE COMPENSATION

     The following table provides information on the annual and long-term compensation for the Company's Chief Executive Officer and the four most highly compensated other executive officers of the Company (the ``Named Executive Officers") for the periods indicated:

                           Summary Compensation Table

                                                                                        Long-Term Compensation
                                                                                    -------------------------------
                                                          Annual Compensation                  Awards
                                              ------------------------------------  -------------------------------
                                                                         Other       Restricted      Securities
                                                                         Annual      Stock Unit      Underlying      All Other
Name and Principal Position             Year    Salary        Bonus   Compensation  Awards ($)(1)  Options (#)(2)  Compensation
---------------------------             ----  ---------     --------  ------------  -------------  --------------  ------------
Thomas A. Carr....................      1999   $450,000     $550,000             0              0               0       $47,746(4)
 President and Chief                    1998   $332,500(3)  $350,000             0     $2,000,000         550,000       $ 9,080(4)
 Executive Officer                      1997   $275,000     $300,000             0              0          76,814       $ 8,932(4)
Kent C. Gregory...................      1999   $205,000     $174,250             0              0               0       $39,391(6)
 Managing Director--                    1998   $205,000     $153,750             0     $1,000,000         150,000       $ 8,940(6)
 National Accounts                      1997   $136,125(5)  $ 97,500             0              0          42,389       $   220(6)
Philip L. Hawkins.................      1999   $380,000     $400,000             0              0               0       $66,546(9)
 Chief Operating Officer Chairman       1998   $281,975(7)  $230,750             0     $1,500,000         400,000       $ 9,080(9)
  of the Board                          1997   $210,000     $250,000       $87,422(8)           0          62,389       $ 8,932(9)

Richard F. Katchuk................      1999   $319,019(10) $280,000             0     $1,000,000          85,000       $23,159(11)
 Chief Financial Officer                1998      N/A
                                        1997      N/A
Linda A. Madrid...................      1999   $200,000     $120,000             0     $  500,000               0       $29,445(12)
 Managing Director, General             1998   $170,922(13) $ 80,000             0              0         100,000       $   726
 Counsel and Secretary                  1997      N/A

(1) Represents the value of grants of restricted stock units made under the Company's 1997 Stock Option and Incentive Plan. The restricted stock units vest ratably over a five-year period, assuming the grantee is still an employee of the Company or otherwise eligible for vesting on the vesting date. On each vesting date, the grantee will receive shares representing 20% of the total number of restricted stock units granted plus an amount equal to the dividends that would have been paid on such shares had the shares been outstanding since the grant date, or the cash equivalent thereof, at the Company's option. The grants of restricted stock units do not entitle the grantees to any current dividend or voting rights. As of December 31, 1999, the total holdings of restricted stock units of the Named Executive Officers (with one unit deemed equivalent to the value of one share) and the market value of such holdings were as follows: Mr. Thomas A. Carr: 83,553 units ($1,785,945); Mr. Gregory: 41,776 units ($892,962); Mr. Hawkins: 62,664 units ($1,339,443); Mr. Katchuk: 43,669 units ($933,424); and Ms. Madrid: 20,888 units ($446,481). The following table provides information on grants of restricted stock units during 1999 scheduled to vest in under three years from the date of grant:

                                                    No. of Units    No. of Units   No. of Shares   No. of Shares
         Grantee                                     Vesting on      Vesting on     Vesting on      Vesting on
        ---------                                      2/2/00          8/2/00         2/2/01          8/2/01
                                                    ------------    ------------   -------------   -------------
Richard F. Katchuk                                      4,545           4,188           4,545          4,189

(2) All option grants were made under the Company's 1997 Stock Option and Incentive Plan.

(3) Mr. Carr's annual salary was $300,000 from January until October 1998, when it was increased to $450,000.

(4) Consists of employer contributions for 1999, 1998 and 1997 to the CarrAmerica Realty Retirement Plan and Trust in the amounts of $8,000, $8,000 and $7,800, respectively, and life, AD&D and long-term disability insurance premiums in the amounts of $1,104, $1,080 and $1,132, respectively. Includes $38,642 of dividend equivalent payments made in 1999 based on ownership of vested restricted stock units.

(5) Mr. Gregory began his employment with the Company in 1997. The amount set forth as salary for Mr. Gregory for 1997 represents actual salary paid to him for work performed from his hire date to December 31, 1997. His annualized salary for 1997 was $195,000.

(6) Consists of an $8,000 contribution to the CarrAmerica Realty Retirement Plan and Trust for each of 1999 and 1998 and contributions for 1999, 1998 and 1997 for life, AD&D and long-term disability insurance premiums in the amounts of $992, $940 and $220, respectively. In addition, includes the cost to the Company of a split-dollar life insurance policy, for which the Company paid a premium of $13,010 in 1999. The Company is entitled to a refund of a portion of the cumulative annual premium paid by it pursuant to the related insurance agreement prior to payment of any benefits. Includes $17,389 of dividend equivalent payments made in 1999 based on ownership of vested restricted stock units.

(7) Mr. Hawkins' annual salary was $250,000 from January until October 1998, when it was increased to $380,000.

(8) Reimbursement for employment-related expenses.

(9) Consists of $8,000, $8,000 and $7,800 contributions to the CarrAmerica Realty Retirement Plan and Trust for 1999, 1998 and 1997, respectively, and contributions for 1999, 1998 and 1997 for life, AD&D and long-term disability insurance premiums in the amounts of $1,104, $1,080 and $1,132, respectively. In addition, includes the cost to the Company of a split-dollar life insurance policy, for which the Company paid a premium of $28,462 in 1999. The Company is entitled to a refund of a portion of the cumulative annual premium paid by it pursuant to the related insurance agreement prior to payment of any benefits. Includes $28,980 in dividend equivalent payments made in 1999 based on ownership of vested restricted stock units.

(10) Mr. Katchuk began his employment with the Company in 1999. The amount set forth as salary for Mr. Katchuk for 1999 represents actual salary paid to him for work performed from his hire date to December 31, 1999. His annualized salary for 1999 was $350,000.

(11) Consists of employer contributions for 1999 of $948 for life, AD&D and long-term disability insurance premiums. Includes the cost to the Company of a split-dollar life insurance policy, for which the Company paid a premium of $22,211 in 1999. The Company is entitled to a refund of a portion of the cumulative annual premium paid by it pursuant to the related insurance agreement prior to payment of any benefits.

(12) Consists of $6,185 in contributions to the CarrAmerica Realty Retirement Plan and Trust for 1999 and contributions for 1999 and 1998 for life, AD&D and long-term disability insurance premiums in the amounts of $912 and $726, respectively. Includes the cost to the Company of a split-dollar life insurance policy, for which the Company paid a premium of $12,692 in 1999. The Company is entitled to a refund of a portion of the cumulative annual premium paid by it pursuant to the related insurance agreement prior to payment of any benefits. Includes $9,659 in dividend equivalent payments made in 1999 based on ownership of vested restricted stock units.

(13) Ms. Madrid began her employment with the Company in 1998. The amount set forth as salary for Ms. Madrid for 1998 represents actual salary paid to her for work performed from her hire date to December 31, 1998. Her annualized salary for 1998 was $180,000.

     The following table provides information on options granted to the Named Executive Officers during the last fiscal year. All such options are exercisable at the fair market value of a share of the Company's common stock on the date of grant. The options have no value unless the Company's stock price appreciates and the holder satisfies all applicable vesting requirements. All the options granted to the Named Executive Officers and to executive officers of the Company during 1999 vest 20% per year over five years, except as noted in the footnotes to the table. Options granted by the Company to other employees during 1999 vest 25% per year over four years.


                       Option Grants in Last Fiscal Year

                                                                                          Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock Price
                                           Individual Grants                               Appreciation for Option Term
--------------------------------------------------------------------------------------------------------------------------
        (a)                 (b)               (c)            (d)           (e)                (f)            (g)
                                          Percent of
                                            Total
                         Number of         Options
                         Securities       Granted to
                         Underlying       Employees       Exercise
                          Options         in Fiscal        Price        Expiration
         Name             Granted           Year         ($ /Share)        Date           5% ($)          10% ($)
         ----            ----------       ----------     ----------     ----------      ---------       ---------
Thomas A. Carr                  0                 0              0             0                0               0
Kent C. Gregory                 0                 0              0             0                0               0
Philip L. Hawkins               0                 0              0             0                0               0
Richard F. Katchuk         85,000             16.87%         22.00        2/1/09        1,176,033       2,980,298
Linda A. Madrid                 0                 0              0             0                0               0


                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values


                                                         Number of Securities               Values of Unexercised
Shares                                                   Underlying Unexercised                 In-the-Money
                               Shares                     Options at FY End(1)               Options at FY End(2)
Acquired                      Acquired      Value     -----------------------------     -----------------------------
         Name                on Exercise   Realized    Exercisable    Unexercisable      Exercisable    Unexercisable
       -------               -----------   --------   -------------   -------------     -------------   -------------
Thomas A. Carr.............      0            0          210,725         536,089              0              0
Kent C. Gregory............      0            0           46,955         145,434              0              0
Philip L. Hawkins..........      0            0           76,955         405,434              0              0
Richard F. Katchuk.........      0            0                0          85,000              0              0
Linda A. Madrid............      0            0           20,000          80,000              0              0

---------------
(1) Number of shares of common stock underlying options granted under the Company's 1997 Stock Option and Incentive Plan or shares of common stock for which Class A Units of Carr Realty, L.P. underlying options granted under the 1993 Carr Realty Option Plan would have been redeemable.
(2) Based on the last reported sale price of the Company's common stock on the NYSE on December 31, 1999 of $21.375.

     Employment Contracts

     Change-in-Control Arrangements. The Company has entered into change-in-control agreements with each of Thomas A. Carr, Philip L. Hawkins and Richard F. Katchuk. These agreements generally provide that if within three years from the date of a "change in control" (as defined below), the employment of the executive with the Company is terminated without cause, or in the event that the executive terminates his employment with the Company based on a change in or diminishment of his responsibilities, or a reduction in his salary, such executive will be entitled to severance pay, based on his level of past salary and bonus compensation with the Company. Additionally, the executive will be eligible for certain continued benefits from the Company during the ensuing two-year period. Each of these agreements initially is in effect until May 6, 2002, and may be extended automatically for additional one-year periods thereafter.

     For purposes of each of these agreements, a "change in control" generally means any of the following events: (i) the consummation of a reorganization, merger or consolidation involving the Company, unless all or substantially all of the individuals or entities who were the beneficial owners of the Company's voting securities continue to own at least 60% of the outstanding voting securities of the surviving entity in substantially the same proportions; (ii) individuals who currently constitute the Board of Directors of the Company (including individuals who subsequently become directors whose nomination or election was approved by at least a majority of the directors constituting the Board of Directors as of the respective dates of the agreements) cease for any reason to constitute a majority of the Board of Directors; (iii) the approval by the Company's stockholders of a reorganization, merger or consolidation in which the Company is not the surviving entity; or (iv) the approval by the Company's stockholders of a complete liquidation or dissolution of the Company or the sale or other disposition of more than 50% of the operating assets of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings, in whole or in part, the following Performance Graph and the Report of the Executive Compensation Committee shall not be incorporated by reference into any such filings:

                               PERFORMANCE GRAPH


                 Comparison Of 5 Year Cumulative Total Return*
         Among CarrAmerica Realty Corporation, The S & P 500 Index And
                            The NAREIT Equity Index

                             [CHART APPEARS HERE]


* Assumes $100 invested on December 31, 1994 in common stock of CarrAmerica Realty Corporation or in the securities comprising the S&P 500 index or the NAREIT Equity index, assuming reinvestment of dividends.

     The points on the graph represent the following numbers:

  Last Trading Day of  CarrAmerica  S&P 500  NAREIT Equity
---------------------  -----------  -------  -------------
1999.................         $172     $351           $148
1998.................         $179     $290           $155
1997.................         $220     $226           $188
1996.................         $191     $169           $156
1995.................         $148     $138           $115
1994.................         $100     $100           $100

                   REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee of the Company's Board of Directors presents this report on the Company's compensation policies as they affected the compensation reported above for the Company's executive officers for fiscal year 1999. In performing their responsibilities, the Executive Compensation Committee had the benefit of reports prepared by the Company's outside compensation consultant. The outside consultant provided information and advice on competitive compensation policies and practices and on the reasonableness of the compensation paid to executives of the Company.

     Executive Compensation Philosophy

     The Company's executive officer compensation policies incorporate a variety of objectives, including rewarding executive officers commensurate with the Company's performance, providing competitive compensation opportunities, recognizing individual performance and responsibility, and assisting the Company in attracting and retaining a highly motivated, performance-oriented executive management team. The Company believes that the use of such objectives to determine compensation for its executive officers serves as an important part of the foundation from which to enhance stockholder value. The Company implemented its executive officer compensation policies for 1999 with a compensation program based on the total direct compensation package of each executive officer. The Company evaluated each officer's package as a whole and in terms of two components: an annual component, which includes base salary and a cash bonus opportunity; and a long-term incentive component.

     In assessing the competitiveness of the Company's executive officer compensation, the Executive Compensation Committee reviewed materials brought to its attention by the Company's outside compensation consultant. The consultant reported on the compensation practices of 20 large publicly-traded office REITs with median market capitalizations of approximately $2.0 billion and of 30 other large publicly-traded non-REIT organizations with median market capitalizations of approximately $1.5 billion. The Company's current capitalization is approximately $2.0 billion. The REITs whose compensation practices were reviewed constitute only a portion of the REITs included in the NAREIT Equity Index, which is used in the Performance Graph above to compare stockholder returns. The Committee believes that the Company's competitors for executive talent are not necessarily companies included in the NAREIT Equity Index, most of which have smaller capitalizations than that of the Company.

     Annual Component

     Base Salaries. The Company established base salary ranges for executive officers for fiscal year 1999 in late 1998 after a formal annual review of base salaries by the Executive Compensation Committee. An outside compensation consultant provided advice in the course of the review. The principal elements that entered into the Company's determination to set base salaries to the levels reported for 1999 were the competitiveness of the Company's base salaries compared to those paid by other large office REITs and other comparable for-profit corporations outside the real estate area, the roles and responsibilities of the individual, the contributions of the individual to the Company's business, the requirements of the individual's job and the individual's prior experience and accomplishments.

     Cash Bonuses. The Company uses annual cash bonuses as a primary method of rewarding executive officers commensurate with the Company's performance and individual performance. Early in fiscal year 1999, the Company established a target bonus amount for each executive officer equal to a percentage of the executive officer's base salary, after review of the proposed targets by the Executive Compensation Committee. The target bonus amounts for the Named Executive Officers were equal to 50% to 100% of their base salaries. Payment of the target bonus amounts was to be based primarily on three factors, contingent upon the adequacy of the Company's cash and capital resources: (i) the Company's attainment of a specific target in terms of funds from operations (FFO) per share; (ii) each officer's achievement of individualized quantitative financial and operational goals related to the activities he or she managed; and (iii) a qualitative component at management's discretion. The Company retains the discretion to increase or decrease annual bonuses in any given year above or below target amounts to take into account extraordinary performance or events.

     Long-Term Incentive Component

     The Company uses two forms of long-term incentive compensation - stock options and restricted stock units - as methods of aligning the financial interests of its executive officers more closely with those of its stockholders. The Executive Compensation Committee also believes that recognizing executive officer retention as an important component will maintain and improve the Company's performance. In particular, the Company increased long-term incentive compensation to make its executive compensation more competitive with levels at companies competing for executive talent. In general, the Company attempted to set total direct compensation for its executive officers competitive with those for executive officers of peer group REITs and peer group public companies based on capitalization.

     Upon the Executive Compensation Committee's recommendation, the Board of Directors concluded that the Company's long-term incentive opportunities for executive officers should be assessed on an annual basis. A compensation mix weighted more heavily towards long-term incentive compensation better aligns the interests of the Company's executive officers at levels with those of its stockholders, because long-term incentive compensation is more closely linked to long-term performance and stock price.

     Stock Options. The Executive Compensation Committee includes grants of stock options among the long-term incentives afforded its executive officers. The Executive Compensation Committee believes that the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company's common shares. To encourage the Company's employees to seek long-term appreciation in the value of the Company's common stock, stock options vest over a specified period of time. Accordingly, an employee generally must remain with the Company for a period of years to enjoy the full economic benefit of a stock option.

     Restricted Stock Units. The Company makes grants of restricted stock units to its executive officers as another form of long-term incentive compensation. These grants resulted from a recommendation of the Company's outside compensation consultant. The consultant reported that it had detected a trend in the Company's REIT peer group towards granting restricted stock or restricted stock units. In years past, the Company and its peer group companies relied primarily on stock options for their long-term incentive programs. The Executive Compensation Committee believes that these restricted stock unit grants bring the Company's overall long-term incentive compensation payable to its executive officers more in line with the compensation arrangements that have been implemented by the Company's competitors for executive talent.

     The Company's Board of Directors determined that the restricted stock unit grants should vest ratably over five years in order to moderate their negative earnings impact and to increase the retention value of the awards.

     Chief Executive Officer Compensation

     The compensation reported for the Company's Chief Executive Officer for 1999 was determined by the Executive Compensation Committee substantially in conformity with the policies described above for all other executive officers of the Company. The Committee, however, provided that a greater percentage of the CEO's total compensation would be payable through annual bonus and other incentive compensation, rather than through base salary. The Committee granted the CEO a bonus equal to approximately 120% of his base salary after the end of the year based on his exceptional performance, as demonstrated by the Company exceeding its target FFO, effective implementation of the Company's strategic plan, development of the Company's management team, and successful adaptation of the Company's business and capital plans, during a difficult year characterized by an unfavorable capital market and other significant management challenges.

     Deductibility of Executive Officer Compensation

     Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. The Company's stock option grants to executive officers in 1999 are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation. The Company's restricted stock unit grants in 1999 are subject to the $1 million deduction limitation because they vest over time and are not considered "performance-based" within the meaning of Section 162(m).
The Executive Compensation Committee believes that a substantial portion of the compensation awarded to executive officers as annual cash bonuses would be exempted from the $1 million deduction limitation. The Committee's present intention is to qualify, to the extent reasonable, a substantial portion of each executive officer's compensation for deductibility under applicable tax laws.

                       Executive Compensation Committee
                             C. Ronald Blankenship
                                A. James Clark
                                Timothy Howard
                            Wesley S. Williams, Jr.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     A. James Clark, C. Ronald Blankenship, Timothy Howard and Wesley S. Williams, Jr. served on the Executive Compensation Committee of the Board of Directors during 1999. None of these individuals was or ever has been an employee of the Company or any of its subsidiaries. Mr. Clark and Mr. Blankenship had the relationships described below that are required to be disclosed in this Proxy Statement.

     Mr. Clark owns interests in certain entities that were parties to certain transactions involving the Company. A wholly owned subsidiary of Clark Enterprises, Inc., an entity of which Mr. Clark is the majority stockholder and which is a holder of Class A Units of Carr Realty, L.P., has provided construction management services to an affiliate of the Company, CarrAmerica Development, Inc. In connection with these services, the affiliate paid $3.1 million to Clark Enterprises for 1999.

     Mr. Blankenship is Vice Chairman and Chief Operating Officer of Security Capital Group Incorporated, an affiliate of SC-USREALTY, a major stockholder of the Company. The Company made payments of $.2 million to Security Capital Investment Research Incorporated, another affiliate of SC-USREALTY, for research rendered in connection with the acquisition of operating and development properties for 1999.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth information regarding the beneficial ownership of shares of common stock of the Company as of March 9, 2000 for (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock, (2) each director of the Company and each Named Executive Officer, and (3) the directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the person or entity identified as the beneficial owner has sole voting and investment power. The number of shares reported as beneficially owned by a person represents the number of shares of common stock the person holds (including shares of common stock that may be issued upon exercise of options that are exercisable within 60 days of March 9, 2000) plus the number of shares into which Class A Units of Carr Realty, L.P. held by the person (including Class A Units of Carr Realty, L.P. that may be issued upon the exercise of options that are exercisable within 60 days of March 9, 2000) are redeemable (if the Company elects to issue shares rather than pay cash upon such redemption). For purposes of the following table, the number of shares of common stock and Class A Units deemed outstanding includes 67,026,489 shares of common stock, 4,703,842 Class A Units of Carr Realty, L.P., 1,247,567 Units of CarrAmerica Realty, L.P. and 240,000 Class A Units of Carr Realty, L.P. and 493,953 shares of common stock issuable upon exercise of options exercisable within 60 days of March 9, 2000. The extent to which a person holds Class A Units of Carr Realty, L.P. or CarrAmerica Realty, L.P. or options to purchase common stock or Class A Units of Carr Realty, L.P. which are exercisable within 60 days of March 9, 2000, rather than common stock, is set forth in the footnotes.

                                                                Percent      Percent of
Name and Address                       Number of Shares/Units    of All     All Shares &
of Beneficial Owner                      Beneficially Owned    Shares(1)      Units(2)
-------------------------------------  ----------------------  ----------  ---------------

More Than 5% Beneficial Owner

Security Capital U.S. Realty
Security Capital Holdings S. A. (3)..              28,603,417     42.7%            39.2%
69, route d'Esch
L-2953 Luxembourg

Directors

C. Ronald Blankenship (3)............                   3,500        *                *
Security Capital Group
125 Lincoln Avenue
Santa Fe, NM  87501

Andrew F. Brimmer (4)................                  21,213        *                *
Brimmer & Company
4400 MacArthur Boulevard, NW
Washington, DC  20007

Oliver T. Carr, Jr. (5)..............               1,690,000      2.5%             2.3%
CarrAmerica Realty Corporation
655 15th Street, NW
Washington, DC  20005

Thomas A. Carr (6)...................                 300,906        *                *
CarrAmerica Realty Corporation
1850 K Street, NW
Washington, DC  20006

A. James Clark (7)...................                 951,967      1.4%             1.3%
Clark Enterprises, Inc.
7500 Old Georgetown Road
Bethesda, MD  20814

Timothy Howard (8)...................                   8,060        *                *
Fannie Mae
3900 Wisconsin Ave, N.W.
Washington, DC  20016

Caroline S. McBride (9)..............                  18,393        *                *
Security Capital Group
399 Park Avenue, 23rd Floor
New York, NY  10022

William D. Sanders (10)..............                  23,393        *                *
Security Capital Group
125 Lincoln Avenue
Santa Fe, NM  87501

Wesley S. Williams, Jr. (11).........                  19,083        *                *
Covington & Burling
1201 Pennsylvania Avenue, NW
Washington, DC  20044

Named Executive Officers

Kent C. Gregory (12).................                  78,522        *                *
CarrAmerica Realty Corporation
1600 Parkwood Circle, Ste. 150
Atlanta, GA  30339

                                                                                         Percent      Percent of
Name and Address                                                Number of Shares/Units    of All     All Shares &
of Beneficial Owner                                               Beneficially Owned    Shares(1)      Units(2)
--------------------------------------------------------------  ----------------------  ----------  ---------------

Philip L. Hawkins (13)........................................                 140,344        *                *
CarrAmerica Realty Corporation
1850 K Street, NW
Washington, DC  20006

Richard F. Katchuk (14).......................................                  21,794        *                *
CarrAmerica Realty Corporation
1850 K Street, NW
Washington, DC  20006

Linda A. Madrid (15)..........................................                  25,000        *                *
CarrAmerica Realty Corporation
1850 K Street, NW
Washington, DC  20006

All directors and executive officers as a group (13 persons)..               3,302,205      4.7%             4.5%

-----------------
* Less than 1%.

(1) Assumes that all options to acquire shares of common stock held by the person that are shown, if any, are exercised, that all Class A Units of Carr Realty, L.P. held by the person, if any, are redeemed for shares of common stock, and that all options to acquire Class A Units of Carr Realty, L.P. held by the person that are shown, if any, are exercised and that the underlying Units are redeemed for shares of common stock. The total number of shares outstanding used in calculating this percentage includes all currently issued and outstanding shares of common stock plus shares of common stock issuable upon redemption of all Class A Units beneficially owned by the person (including Class A Units issuable to such person upon exercise of options that are shown), but assumes that none of the Class A Units held by other persons are redeemed for shares of common stock.
(2) Intended to show fully diluted beneficial ownership. Assumes that all options to acquire shares of common stock and options to acquire Class A Units of Carr Realty, L.P. held by the person that are shown, if any, are exercised. The total number of shares outstanding used in calculating this percentage includes all currently issued and outstanding shares of common stock and assumes that all of the Class A Units held by other persons (including Class A Units issuable to such person upon exercise of options that are shown) are redeemed for shares of common stock.
(3) Mr. Blankenship is a director of Security Capital Group, an affiliate of Security Capital Holdings S.A., a wholly-owned subsidiary of SC-USREALTY, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A. Mr. Blankenship owns no shares of common stock, but has options to purchase 3,500 shares of common stock which are exercisable within 60 days of March 9, 2000.
(4) Dr. Brimmer owns 100 shares of common stock and options to purchase 21,113 shares of common stock which are exercisable within 60 days of March 9, 2000.
(5) The aggregate amount of shares of common stock beneficially owned by Mr. Oliver T. Carr, Jr. consists of 104,718 shares of common stock and 284,672 Class A Units owned directly by him, and 10,000 shares of common stock owned by his spouse and 150,000 Class A Units held in an irrevocable trust for the benefit of his spouse, 2,065 shares of common stock owned by Mr. and Mrs. Carr as joint tenants, 5,160 shares held by their children, 338,083 shares of common stock and 650,462 Class A Units owned by The Oliver Carr Company, of which Mr. Carr is a director, chairman of the board, president and trustee of the majority stockholder, and Mr. Carr's options to purchase 120,000 Class A Units and options to purchase 30,000 shares of common stock which are exercisable within 60 days of March 9, 2000. Mr. Carr disclaims beneficial ownership of the 5,160 shares held in an irrevocable trust for the benefit of his minor children.
(6) Mr. Thomas Carr is a director of The Oliver Carr Company. Mr. Carr disclaims beneficial ownership of the shares of common stock and Class A Units held by The Oliver Carr Company. Mr. Carr holds 18,993 shares of common stock, 26,281 Class A Units directly and 2,907 Class A Units are held by his children. Mr. Carr has options to purchase 120,000 Class A Units and 132,725 shares of common stock which are exercisable within 60 days of March 9, 2000.
(7) The aggregate amount of shares of common stock beneficially owned by Mr. Clark consists of 4,666 shares of common stock and 358,596 Class A Units owned directly by him and 569,979 Class A Units owned by Clark Enterprises, Inc., of which Mr. Clark is chairman, president, a director and the majority stockholder. Mr. Clark owns options to purchase 18,726 shares of common stock which are exercisable within 60 days of March 9, 2000.
(8) Mr. Howard has options to purchase 8,060 shares of common stock which are exercisable within 60 days of March 9, 2000.
(9) Ms. McBride is an officer of Security Capital Group, an affiliate of Security Capital Holdings, S.A., a wholly owned subsidiary of SC-USREALTY, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A. Ms. McBride owns options to purchase 18,393 shares of common stock which are exercisable within 60 days of March 9, 2000.

(10) Mr. Sanders is a director of Security Capital Group, an affiliate of Security Capital Holdings S.A., a wholly-owned subsidiary of SC-USREALTY, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A. Mr. Sanders has options to purchase 23,393 shares of common stock of the Company which are exercisable within 60 days of March 9, 2000.
(11) Mr. Williams owns 200 shares of common stock and options to purchase 18,833 shares of common stock which are exercisable within 60 days of March 9, 2000.
(12) Mr. Gregory owns 12,389 shares of common stock and options to purchase 61,955 shares of common stock which are exercisable within 60 days of March 9, 2000.
(13) Mr. Hawkins owns 17,389 shares of common stock and options to purchase 110,955 shares of common stock and 12,000 Class A Units which are exercisable within 60 days of March 9, 2000.
(14) Mr. Katchuk owns 544 shares of common stock and options to purchase 21,250 shares of common stock which are exercisable within 60 days of March 9, 2000.
(15) Ms. Madrid has options to purchase 25,000 shares of common stock which are exercisable within 60 days of March 9, 2000.

     Under the terms of a Stockholders Agreement entered into by the Company and SC-USREALTY in connection with SC-USREALTY's initial investment in the Company, SC-USREALTY generally is required to vote its shares of common stock of the Company either in accordance with the recommendation of the Company's Board of Directors or proportionally in accordance with the votes of the other holders of common stock in matters submitted to the stockholders for a vote. SC-USREALTY is permitted to vote its shares in its sole discretion under certain circumstances, including with respect to the election of its nominees as directors of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Carr Real Estate Services, Inc., an affiliate of the Company in which The Oliver Carr Company owns voting stock, provides management and leasing services for certain properties in which the Company owns a controlling interest. Fees paid to Carr Real Estate Services, Inc. for these services with respect to these properties totaled $4.5 million for 1999. Carr Real Estate Services, Inc. also provides management and leasing services for partnerships in which Oliver T. Carr, Jr. and/or A. James Clark, two directors of the Company, have interests. Fees paid to Carr Real Estate Services, Inc. for these services by these partnerships totaled $2.3 million for 1999.

     CarrAmerica Development, Inc., an affiliate of the Company in which The Oliver Carr Company owns voting stock, provides development and architectural services to many of the Company's properties. Fees paid to CarrAmerica Development for these services with respect to these properties totaled $3.4 million for 1999. CarrAmerica Development, Inc. also provides development and architectural services for partnerships in which Oliver T. Carr, Jr. and/or A. James Clark, two directors of the Company, have interests. Fees paid to CarrAmerica Development for these services by these partnerships totaled $0.1 million for 1999.

     The Company has entered into consulting agreements with each of Carr Real Estate Services, Inc. and CarrAmerica Development, Inc. pursuant to which the Company has provided certain consulting services. Fees paid to the Company for these services by Carr Real Estate Services, Inc. and CarrAmerica Development totaled $0.3 million and $2.9 million, respectively, for 1999.

     The Company also has guaranteed a $200 million credit facility obtained by HQ Global Workplaces, Inc. ("HQ"), of which approximately $140.5 million was outstanding as of December 31, 1999. During 1999, the Company advanced loans to OmniOffices (UK) Ltd. ("Omni UK") and OmniOffices (Lux) 1929 Holding Company S.A. ("Lux") in the aggregate amounts of approximately (Pounds)4.1 million and $3.1 million, respectively. Several directors and executive officers of the Company (Messrs. Thomas Carr, Philip Hawkins, Richard Katchuk and Kent Gregory and Ms. Linda Madrid), SC-USREALTY and The Oliver Carr Company directly or indirectly own voting stock of HQ or are directors of HQ, and HQ owns voting stock of Omni UK and Lux.

                              INDEPENDENT AUDITORS

     KPMG LLP, which served as independent auditors of the Company for the last fiscal year and has been selected to serve as independent auditors for the current fiscal year, will have representatives present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company's management knows of no other matters which may be presented for consideration at the annual meeting. If any other matters properly come before the meeting, however, the holders of proxies solicited by this Proxy Statement intend to vote such proxies in accordance with their judgment on such matters. If a stockholder proposal that was excluded from this Proxy Statement in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, is properly brought before the meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against such proposal.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be presented at the 2001 annual meeting must be received by the Corporate Secretary of the Company before December 1, 2000 to be considered for inclusion in the Company's proxy material.

     In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in the Company's proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended) must comply with the advance notice provisions and other requirements of Section 3.11 of the Company's by-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Corporate Secretary of the Company upon request. If a stockholder nomination or proposal is received after the date specified in the advance notice provisions, the Company's proxy for next year's annual meeting may confer discretionary authority to vote on such matter without any discussion of the matter in the Proxy Statement.

               VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

     A properly executed proxy marked "Abstain" with respect to any such matter to be voted upon will not be voted, although it will be counted for purposes of determining the presence of a quorum.

     The Company pays for preparing, assembling, and mailing this Proxy Statement and any other proxy materials transmitted on behalf of the Board of Directors. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company's common stock.

                                *    *    *    *

     Your vote is important. Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                  DETACH HERE

                  THIS PROXY IS SOLICITED BY AND ON BEHALF OF
                           THE BOARD OF DIRECTORS OF

                        CARRAMERICA REALTY CORPORATION

              REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 2000

          The undersigned hereby appoints Linda A. Madrid and Ann Marie Pulsch,
P    or any of them, Proxies, with full power of substitution, to act for and
R    to vote the shares of the Common Stock of CARRAMERICA REALTY CORPORATION
O    which the undersigned would be entitled to vote if personally present at
X    the Annual Meeting of Stockholders of said Company to be held on
Y    May 4, 2000, and at any and all adjournments thereof.

     Receipt of the Company's Notice of Annual Meeting of Stockholders and Proxy Statement is acknowledged.

     IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

-----------                                                         -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------

                                  DETACH HERE
[X] Please mark
    votes as in
    this example

   This Proxy when properly executed will be voted as directed hereon, or if no direction is indicated, will be voted FOR the election of the Board of Directors' nominees for director, and AGAINST Proposal 2

   1. To elect Directors.

      Nominees for terms expiring 2003: (01) A. James Clark, (02) Timothy Howard and (03) C. Ronald Blankenship

                   FOR                             WITHHOLD
                   ALL                             FROM ALL
                NOMINEES  [ ]                  [ ] NOMINEES

[ ]
   --------------------------------------
   For all nominees except as noted above
                                                         FOR    AGAINST  ABSTAIN
   2. To instate the election of directors annually.      [ ]      [ ]      [ ]

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]


   (Please date and sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as well.)

Signature:                                     Date:
          ----------------------------------         -----------------

Signature:                                     Date:
          ----------------------------------         -----------------